                                                                    (Exhibit 11)

                                COST PLUS, INC.

                       COMPUTATION OF NET LOSS PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                              Thirteen Weeks Ended           Thirty-Nine Weeks Ended
                                            -------------------------       --------------------------
                                            November 2,   October 21,       November 2,    October 21,
                                               1996          1995              1996           1995
                                            -----------   -----------       -----------    -----------

NET LOSS                                     $    (863)    $  (1,548)        $  (1,455)     $  (3,106)
                                             =========     =========         =========      =========

Weighted average shares outstanding
  during the period:

Common Stock                                     8,077         5,849             7,595          5,849

Add incremental shares from assumed
  exercise of stock options                        411           304               390            304
                                             ---------     ---------         ---------      ---------

Weighted average common and common
  equivalent shares outstanding                  8,488         6,153             7,985          6,153
                                             =========     =========         =========      =========

PRIMARY NET LOSS PER SHARE                   $    (.10)    $    (.25)        $    (.18)     $    (.50)
                                             =========     =========         =========      =========

Weighted average shares outstanding
  during the period:

Common Stock                                     8,077         5,849             7,595          5,849

Add incremental shares from assumed
  exercise of stock options                        410           304               390            304
                                             ---------     ---------         ---------      ---------

Weighted average common and common
  equivalent shares outstanding                  8,487         6,153             7,985          6,153
                                             =========     =========         =========      =========

FULLY DILUTED NET LOSS PER SHARE             $    (.10)    $    (.25)        $    (.18)     $    (.50)
                                             =========     =========         =========      =========